EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 001-33627) on Form S-3 of Fortress International Group, Inc. of our report dated March 27, 2007 relating to our audits of the combined financial statements of Vortech, LLC and VTC, LLC, which appear in the Annual Report on Form 10-K of Fortress International Group, Inc. for the year ended December 31, 2007.

/s/ McGladrey and Pullen, LLP

Baltimore, Maryland
October 10, 2008